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                                                                   EXHIBIT 10.54


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                    SECURITIES PURCHASE AND HOLDERS AGREEMENT

                                  By and Among

                         FSC SEMICONDUCTOR CORPORATION,

                         STERLING HOLDING COMPANY, LLC,

                       NATIONAL SEMICONDUCTOR CORPORATION,

                                       and

                              MANAGEMENT INVESTORS





                           Dated as of March 11, 1997




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                                TABLE OF CONTENTS

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Background...................................................................  1

Terms    ....................................................................  2

ARTICLE I             PURCHASE OF SECURITIES.................................  2
         1.1          Designation of Management Investors....................  2
         1.2          Purchase of Securities.................................  2
         1.3          Closing................................................  2
         1.4          Conditions to Management Investor's Obligations........  3
         1.5          Conditions to the Company's Obligations................  3

ARTICLE II            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                      COMPANY................................................  4
         2.1          Representations and Warranties of the Company..........  4

ARTICLE III           REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                      INVESTORS..............................................  5
         3.1          Representations, Warranties and Covenants of
                      Each Investor..........................................  5
         3.2          Management Investor Representations and
                      Warranties.............................................  5
         3.3          Legend.................................................  6
         3.4          Restrictions on Transfers of Securities................  7
         3.5          Notation...............................................  9

ARTICLE IV            OTHER COVENANTS AND REPRESENTATIONS....................  9
         4.1          Observers' Rights...................................... 10
         4.2          Financial Statements and Other Information............. 10
         4.3          Regulatory Compliance Cooperation...................... 11
         4.4          Sale of the Company.................................... 12
         4.5          Tag-Along.............................................. 13
         4.6          Preemptive Rights...................................... 15
         4.7          Affiliate Transactions................................. 16
         4.8          Subsequent Management Investors........................ 17

ARTICLE V             CORPORATE ACTIONS...................................... 18
         5.1          Certificate of Incorporation and Bylaws................ 18
         5.2          Directors and Voting Agreements........................ 18
         5.3          Right to Remove Certain of the Company's
                      Directors.............................................. 19


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         5.4          Right to Fill Certain Vacancies in Company's
                      Board.................................................. 19
         5.5          Directors of Fairchild and Voting Agreements........... 19
         5.6          Amendment of Certificate and Bylaws.................... 19
         5.7          Termination of Voting Agreements....................... 20
         5.8          Officers............................................... 20

ARTICLE VI            ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                      INCENTIVE SECURITIES HELD BY MANAGEMENT
                      INVESTORS.............................................. 20
         6.1          Certain Definitions.................................... 20
         6.2          Restrictions on Transfer............................... 21
         6.3          Purchase Option........................................ 23
         6.4          Involuntary Transfers.................................. 28
         6.5          Purchaser Representative............................... 29
         6.6          Section 83(b) Elections................................ 29
         6.7          Termination of Restrictions on Incentive
                      Securities............................................. 29

ARTICLE VII           REGISTRATION RIGHTS.................................... 29

ARTICLE VIII          DEFINITIONS............................................ 30

ARTICLE IX            MISCELLANEOUS.......................................... 31
         9.1          Amendment and Modification............................. 31
         9.2          Survival of Representations and Warranties............. 31
         9.3          Successors and Assigns; Entire Agreement............... 32
         9.4          Separability........................................... 32
         9.5          Notices................................................ 32
         9.6          Governing Law.......................................... 34
         9.7          Headings............................................... 34
         9.8          Counterparts........................................... 34
         9.9          Further Assurances..................................... 34
         9.10         Termination............................................ 34
         9.11         Remedies............................................... 34
         9.12         Party No Longer Owning Securities...................... 34
         9.13         No Effect on Employment................................ 34
         9.14         Pronouns............................................... 34


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                                    EXHIBITS

Exhibit A-1    Certificate of Incorporation of the Company
Exhibit A-2    Bylaws of the Company
Exhibit A-3    Certificate of Incorporation of Fairchild
Exhibit A-4    Bylaws of Fairchild
Exhibit B      Registration Rights Agreement
Exhibit C      NSC Note
Exhibit D      Side Letter

                                    SCHEDULES

Schedule I     Management Investors; Management Securities


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                    SECURITIES PURCHASE AND HOLDERS AGREEMENT

                      SECURITIES PURCHASE AND HOLDERS AGREEMENT, dated March 11, 1997 (the "Agreement"), by and among FSC SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), STERLING HOLDING COMPANY, LLC, a Delaware limited liability company ("Sterling"), NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation ("NSC"), and the individuals and trust(s) listed as "Management Investors" on Schedule I hereto (collectively, the "Management Investors"). As used herein, Sterling, NSC and the Management Investors are sometimes referred to individually as an "Investor" and collectively as the "Investors."

                                   Background

                      A. NSC and Sterling are parties to an Agreement and Plan of Recapitalization dated January 24, 1997 (the "Recap Agreement") pursuant to which, NSC is selling certain assets and assigning certain liabilities relating to the Business (as defined in the Recap Agreement) to Fairchild Semiconductor Corporation ("Fairchild"), a wholly-owned subsidiary of the Company, Fairchild is purchasing such assets and assuming such liabilities, and Sterling and Management Investors are acquiring certain securities of the Company.

                      B. The authorized capital stock of the Company consists of shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), the Company's Class B Common Stock, par value $.01 per share ("Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") (collectively hereinafter referred to as the "Common Stock" or "Shares"), and the Company's Series A 12% Cumulative Compounding Preferred Stock, par value $.01 per share ("Preferred Stock").

                      C. The Recap Agreement provides that Sterling may designate members of management of the Business (as defined in the Recap Agreement) to purchase certain of the Class A Common Stock and Preferred Stock to be acquired by Sterling under the Recap Agreement and Sterling desires to designate Management Investors (including the trusts described in D. immediately below) as such Persons and Management Investors desire to purchase the shares of Class A Common Stock and Preferred Stock listed opposite their names on Schedule I.

                      D. Elections by any individual Management Investor to purchase the shares referred to in C. immediately above shall be deemed to be satisfied, for purposes of this Agreement, by the purchase of the shares by (i) the trustee of the Trust Under the National Semiconductor Corporation Deferred Compensation Plan (the "Rabbi Trust"), dated March 11, 1997 by and between National Semiconductor Corporation and H.M. Payson & Co., which is being assumed by Fairchild from NSC, and (ii) Key Trust Company, N.A., as trustee of the Pierce Atwood 401(k) Profit Sharing Plan F.B.O. Daniel
E. Boxer (collectively, the "Trust Management Investors"). The trustees of the Trust Management Investors are permitted and authorized to acquire and hold such shares.

                      E. As used herein, the term "Securities" shall mean the Preferred Stock and Common Stock held beneficially or of record by any party hereto, including shares of Common Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Preferred Stock and Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

                      F. The Investors and the Company wish to set forth certain agreements regarding their future relationships and certain rights and obligations with respect to the Securities.

                                      Terms

                      In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                             PURCHASE OF SECURITIES

                      1.1 Designation of Management Investors. Sterling designates the Management Investors as the "Management Investors" under the Recap Agreement and designates the number of shares of Class A Common Stock and the number of shares of Preferred Stock set forth opposite each Management Investor's name on Schedule I (collectively, the "Management Securities") hereto as the Securities that such Management Investor will purchase at the closing of the transactions contemplated by the Recap Agreement (the "Recap Closing"), which Securities Sterling would otherwise have purchased.


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                  1.2 Purchase of Securities. Subject to the terms and
conditions set forth herein, at the Closing the Company will issue and sell to each of the Management Investors, and each of the Management Investors will purchase, such Management Investor's Management Securities at a purchase price of $.50 per share of Class A Common Stock, and $1,000 per share of Preferred Stock.

                  1.3 Closing. The closing of the purchase and sale of the Management Securities (the "Closing") will take place on the date of the Recap Closing (the "Closing Date"). At the Closing, the Company will deliver to each Management Investor certificates evidencing the number of shares of Class A Common Stock and the number of shares of Preferred Stock to be purchased by such Management Investor, against payment of the purchase price therefor by wire transfer of immediately available funds or by certified check; provided, however, that the trustee of each Trust Management Investor shall purchase said trust's shares of Management Securities, as designated on Schedule I or by written notice from Fairchild or said trustee delivered to the Company prior or at the Closing.

                  1.4 Conditions to Management Investor's Obligations. The obligation of each Management Investor to purchase such Management Investor's Management Securities at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                      (a) The representations and warranties of the Company set forth in Article II shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of the Company set forth in Article I required to be performed on or prior to the Closing shall have been performed in all material respects.

                      (b) The Company's Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibits A-1 and A- 2, respectively.

                      (c) The Company shall have delivered to each of the Management Investors certificates for the Management Securities being purchased by such Management Investor.

                      (d) The conditions to the Recap Closing shall have been satisfied or waived.


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                      (e) All corporate and other proceedings, if any, taken or
to be taken by the Company in connection with the transactions contemplated hereby shall have been taken.

                      (f) The Rabbi Trust shall be funded on the Closing Date with all benefits which have been deferred and made payable into said trust by prior action of the individual Management Investors in accordance with the National Semiconductor Corporation Deferred Compensation Plan.

                  1.5 Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Management Securities to each Management Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

                      (a) The representations and warranties of each Investor set forth in Article III shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

                      (b) The conditions to the Recap Closing shall have been satisfied or waived.

                      (c) Such Management Investor shall have delivered the purchase price required of such Management Investor pursuant to this Article I.

                                   ARTICLE II

                         REPRESENTATIONS, WARRANTIES AND
                            COVENANTS OF THE COMPANY

                  2.1 Representations and Warranties of the Company. The Company represents and warrants to, and covenants and agrees with, each of the Investors as follows:

                      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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                      (b) The Company has all requisite corporate power and
corporate authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein without the need for the consent of any other Person.

                      (c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including, but not limited to, the issuance and sale of the Securities to be issued by it, and this Agreement constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof.

                      (d) The Securities when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable.

                      (e) As of the Closing, the authorized capital stock of the Company will consist of (i) 30,000,000 shares of Class A Common Stock, of which 7,300,000 shares will be issued and outstanding immediately after the Closing;
(ii) 30,000,000 shares of Class B Common Stock, of which 8,300,000 shares will be issued and outstanding immediately after the Closing and (iii) 70,000 shares of Preferred Stock, of which 70,000 shares will be issued and outstanding immediately after the Closing. As of the Closing, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; provided, however, that the Company has authorized an employee stock option plan authorizing the issuance of options or restricted stock for up to 5% of the Common Stock on a fully-diluted basis; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the shares of Common Stock and Preferred Stock held by the Investors will constitute all of the outstanding shares of the Company's capital stock.


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                                   ARTICLE III

                         REPRESENTATIONS, WARRANTIES AND
                             COVENANTS OF INVESTORS

                  3.1 Representations, Warranties and Covenants of Each Investor. Each of the Investors severally represents and warrants to, and covenants and agrees with, the Company that such Investor has the requisite legal right, power and authority (including, if applicable, the due authorization by all necessary corporate action) to enter into this Agreement and to perform such Investor's obligations hereunder and to consummate the transactions provided for herein without the need for the consent of any other Person; and this Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

                  3.2 Management Investor Representations and Warranties. Each Management Investor (other than the Trust Management Investors, which are representing and warranting as to paragraphs (a), (b), (e) and (f) only) severally represents and warrants to the Company and the other Investors that:

                      (a) The Securities are being purchased by such Management Investor for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Management Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

                      (b) Such Management Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

                      (c) Such Management Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Management Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.


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                      (d) Such Management Investor confirms that (i) such
Management Investor is familiar with the business of the Company and Fairchild,
(ii) such Management Investor has had the opportunity to ask questions of the officers and directors of the Company and Fairchild and to obtain (and that such Management Investor has received to its satisfaction) such information about the business and financial condition of the Company and Fairchild as it has reasonably requested, and (iii) such Investor, either alone or with such Investor's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Management Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

                      (e) Such Management Investor's residence, business address, business and residence telephone numbers and social security number or, in the case of each Trust Management Investor, its business address, telephone number and taxpayer identification number, are as set forth below his, her or its signature to this Agreement.

                      (f) In formulating a decision to enter into this Agreement, such Management Investor has relied solely upon (i) the provisions of this Agreement, and (ii) except in the case of the Trust Management Investors, an independent investigation of the Company's and Fairchild's business and upon consultations with his or her legal and financial advisers with respect to this Agreement and the nature of his, her or its investment; and that in entering into this Agreement no reliance was placed by any such Management Investor upon any representations or warranties other than those contained in this Agreement.

                  3.3 Legend. The certificates representing the Securities shall bear the following legend in addition to any other legend required under applicable law:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


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                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO
                  SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, DATED AS OF MARCH 11, 1997, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

                  3.4 Restrictions on Transfers of Securities.

                  The following restrictions on Transfer shall apply to all Securities owned by any Restricted Investor. As used herein, "Restricted Investor" shall mean any Investor or Permitted Transferee (except a Permitted Transferee by virtue of Section 3.4(b)(iv) hereof):

                      (a) No Restricted Investor shall Transfer (other than in connection with a redemption or purchase by the Company which shall in any event be subject to Section 3.4(c)) any Securities unless (i) such Transfer is to a Person approved in advance in writing by the holders of at least fifty percent (50%) of the outstanding Common Stock then held by the Restricted Investors (including shares held by the transferor), (ii) such Transfer complies with the provisions, if applicable, of Sections 4,4, 4,5 and 4.6, this Section 3.4, and, in addition, in the case of Incentive Securities, Article VI of this Agreement and (iii) such Transfer is not prohibited by Section 3.4(c). Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

                           Prior to any proposed Transfer of any Securities, the
holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed


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Transfer accompanied by a written opinion of legal counsel, addressed to the
Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in
Section 3.3, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

                          Nothing in this Section 3.4(a) shall prevent the
Transfer, free of any restrictions under this Agreement, of Securities by a Restricted Investor to one or more of its Permitted Transferees, or to the Company (subject to Section 3.4(c)); provided, however, that each such Permitted Transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that (i) no Person (other than a Permitted Transferee by virtue of Section 3.4(b)(iv) hereof) shall be a Permitted Transferee unless such transferee becomes a party to this Agreement, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state securities laws or pursuant to an available exemption therefrom.

                      (b) As used herein, "Permitted Transferee" shall mean:

                          (i) in the case of any Investor or Permitted
Transferee who is a natural Person, such Person's spouse or children or grandchildren (in each case, natural or adopted), any trust for the sole benefit of such Person and such Person's spouse or children or grandchildren (in each case, natural or adopted), any charitable trust the grantor of which is an Investor or Permitted Transferee, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Person or such Person's spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the benefit of such Persons);

                          (ii) in the case of any Investor or Permitted
Transferee who is, in each case, a natural Person, the heirs,


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executors, administrators or personal representatives upon the death of such
Person or upon the incompetency or disability of such Person for purposes of the protection and management of such Person's assets;

                      (iii) in the case of NSC, any Affiliate (as hereinafter defined) of NSC;

                      (iv) in the case of any Investor or Permitted Transferee, any Person if such Person takes such Securities pursuant to a sale in connection with a Public Offering (as defined in Section 6.1(c)) or following a Public Offering in open market transactions or under Rule 144 under the Securities Act;

                      (v) in the case of Sterling or any Permitted Transferee of Sterling, Citicorp Venture Capital Ltd., Citicorp N.A., any officer, employee or director of Citicorp Venture Capital Ltd. or Citicorp N.A., any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, or any qualified institutional buyer, as such term is defined in Rule 144A, organized under the laws of the United States or any State thereof (provided that such qualified institutional buyer shall only be a Permitted Transferee of up to 3% of the outstanding Common Stock and up to $2.2 million in liquidation value of Preferred Stock);

                      (vi) in the case of NSC, Citicorp Venture Capital Ltd., or Citicorp N.A., any Person who acquires or succeeds to 50% or more of the outstanding capital stock or assets of such Person or engages in any similar extraordinary transaction involving such Person; and

                      (vii) in the case of a Trust Management Investor, the one or more individual Management Investors participating in the plan to which the trust relates or any Permitted Transferee of any such individual Management Investor;

                  (c) Notwithstanding anything to the contrary contained herein, the Company and each Restricted Investor agrees that, without the prior written consent of NSC, (i) so long as the Company's 11.74% Subordinated Note due 2009 (attached hereto as Exhibit C) issued to NSC on the date hereof remains outstanding, it will not Transfer any Securities or engage in any transaction which would require the Company to redeem any amount outstanding under such Note pursuant to the redemption provisions contained in


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Section 4 thereof (other than a Public Equity Offering (as defined in such
Note)) and (ii) it will not Transfer any Securities or engage in any transaction or series of transactions which would require a payment (whether in cash, securities or other property) to NSC pursuant to the terms of the letter from NSC to the Company and Citicorp Venture Capital Ltd. dated the date hereof regarding Extraordinary Transactions (as defined therein) (attached hereto as Exhibit D).

                      (d) As used herein, "Affiliate" means with respect to any Person, a corporation in which such Person owns, directly or indirectly through one or more intermediaries at least fifty percent (50%) of the outstanding capital stock of such corporation.

                  3.5 Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

                                   ARTICLE IV


                       OTHER COVENANTS AND REPRESENTATIONS

                  4.1 Observers' Rights. So long as Sterling or its Affiliates own at least 10% of the Common Stock outstanding, if no employee of Sterling or its Affiliates is a member of the Company's Board of Directors, Sterling shall have the right to designate two observers (the "Observers") to attend meetings of the Company's Board of Directors and committees thereof. If only one employee of Sterling is a member of the Company's Board of Directors, Sterling shall have the right to designate one Observer to attend meetings of the Company's Board of Directors and committees thereof. So long as NSC or its Affiliates own at least 10% of the Common Stock outstanding, if no officer of NSC is a member of the Company's Board of Directors, NSC shall have the right to designate one Observer to attend meetings of the Company's Board of Directors and committees thereof. The Observers shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings of its Board of Directors and committees thereof. Each Observer shall be entitled to receive all written materials and


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
other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to each Observer prior to the effective date of such consent. The Company shall provide to each Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of each Observer incurred in connection with attending such meetings.

                  4.2 Financial Statements and Other Information. So long as Sterling, Citicorp Venture Capital Ltd. or NSC owns any of the Securities, the Company shall deliver to Citicorp Venture Capital Ltd. (if any Securities are then owned by it or Sterling) and NSC (if any Securities are then owned by NSC):

                      (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

                      (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation; and

                      (c) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly

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reports and other periodic reports pursuant to Section 13 or 15(d) of the
Exchange Act actually prepared by the Company as soon as available.

                  4.3 Regulatory Compliance Cooperation. (a) So long as Sterling or its Affiliates beneficially own any of the Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give Sterling thirty
(30) days prior written notice of such pending action. Upon the written request of Sterling made within thirty (30) days after its receipt of any such notice, stating that after giving effect to such action Sterling would have a Regulatory Problem (as described below), the Company will defer taking such action for such period (not to extend beyond ninety (90) days after Sterling's receipt of the Company's original notice) as Sterling reasonably requests to permit it and its Affiliates to reduce the quantity of Securities held by it and its Affiliates in order to avoid the Regulatory Problem. In addition, the Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which Sterling would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause Sterling to have a Regulatory Problem. For purposes of this paragraph, a Person will be deemed to have a "Regulatory Problem" when such Person and such Person's associates, as that term is defined under the regulations of the Small Business Administration, would own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted to be owned under any requirement of any governmental authority applicable to such Person.

                      (b) As long as Sterling holds any Preferred Stock, the Company shall notify Sterling (a) at least 15 days prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                      (c) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) the Company shall deliver to Sterling a written assessment of the economic impact of Sterling's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion or exports.

                  4.4 Sale of the Company.

                      (a) Subject to Section 3.4(c), so long as the Company has not consummated a Public Offering (as defined in Section 6.1(c)), if holders of at least fifty percent (50%) of the Common Stock then outstanding vote in favor of (at a duly called and duly held meeting of stockholders of the Company) or consent in writing to the merger or consolidation of the Company or the sale of all or substantially all of its assets or sale of all of the outstanding capital stock or any other similar transaction (any of the foregoing, an "Approved Sale"), (i) each Restricted Investor will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale includes a sale of the Preferred Stock, each Restricted Investor will agree to sell and will be permitted to sell all of such Restricted Investor's Preferred Stock on the terms and conditions approved by the holders of a majority of the Common Stock then outstanding, and (iii) if the Approved Sale is structured as a sale of stock, each Restricted Investor will agree to sell and will be permitted to sell all of such Restricted Investor's Common Stock on the terms and conditions approved by the holders of a majority of the Common Stock then outstanding. Each Restricted Investor will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

                      (b) Subject to Section 3.4(c), at least ten days prior to any Approved Sale, the Company shall notify each Restricted Investor in writing of the proposed Approved Sale, which notice shall set forth the terms of such Approved Sale. The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that: upon the consummation of the Approved Sale all of the Restricted

Investors will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all Restricted Investors will be given the same option.

                  4.5 Tag-Along.

                      (a) (i) Except as otherwise provided in Sections 4.5(a)(iii) and 4.5(a)(v) and subject to Section 3.4(c), no "Seller" (as hereinafter defined) shall sell any Securities in any transaction or series of related transactions unless all "Holders" (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions pro rata based on the relative number of shares of such Securities owned by each Holder and on identical terms (including amount and type of consideration paid). As used in this Section 4.5, "Seller" shall mean Sterling and its Affiliates and NSC and its Affiliates; and "Holders" shall mean the Restricted Investors.

                          (ii) If at any time Seller proposes any sale of
Securities subject to these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (A) the number of shares of Securities subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 15 days of the Company's receipt of the Seller's Notice, deliver or cause to be delivered the Seller's Notice to each Holder. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within 15 days of the date the Company delivered or caused to be delivered the Seller's Notice. The Tag-Along Notice shall state the number of Securities that the Holder proposes to include in the proposed sale, up to the maximum pro rata share described above. If a Holder entitled to participate therein delivers a Tag-Along Notice, such holder shall be obligated to sell that number of Securities specified in the Tag-Along Notice upon the same terms and conditions as the Seller is selling, conditioned upon and contemporaneously with completion of the Seller's sale of its Securities (except as provided in Section 4.5(a)(vi)). If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of Securities on terms and conditions no more favorable to the Seller than those stated in the Seller's Notice and in accordance with the provisions of this Section 4.5.

                          (iii) Notwithstanding anything herein to the contrary,
a Seller may make any of the following Transfers without offering the Holders the opportunity to participate: (a) Transfers by a Seller to any Permitted Transferee, provided that the proposed Permitted Transferee (except a Permitted Transferee by virtue of Section 3.4(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (b) sales pursuant to an effective registration statement under the Securities Act; (c) sales pursuant to an Approved Sale; and (d) sales other than those specified in the foregoing (a) through (c) which are made in compliance with Section 3.4(a) and in the aggregate do not exceed 5% of the Security outstanding.

                          (iv) Each Investor acknowledges for itself and its
transferees that Sterling may assign tag-along rights relating to Securities transferred by it pursuant to the terms of this Agreement and such transferees will (a) have the same opportunity to participate in sales by Sterling as provided to the parties hereto, and (b) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

                          (v) The tag-along obligations of the Sellers provided
under this Section 4.5 shall terminate upon the earlier of (a) the consummation of a Public Offering (as defined in Section 6.1(d)); provided, however, that the tag-along obligations of Sterling and its Affiliates solely with respect to transfers by such Persons to the Company or its Affiliates shall not terminate upon consummation of a Public Offering, (b) as to Sterling, with respect to a Security, the day after the date on which Sterling and its Affiliates own less than 5% of such Security, and (c) as to NSC, with respect to a Security, the day after the date on which NSC and its Affiliates own less than 5% of such Security, and upon the termination of such tag-along obligations, the rights of the Holders with respect thereto shall also terminate.

                          (vi) Notwithstanding the requirements of this Section
4.5, a Seller may sell a Security at any time without complying with the requirements of Section 4.5(a)(ii) so long as such sale is solely for cash and the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount." The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 4.5(a)(ii) and (B) proposed to include all of its Securities which it would have been entitled to include in the sale.

                          No later than the date of the sale, the Seller shall
notify the Company in writing of the proposed sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account. The Company shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each Holder.

                          A Holder may exercise the tag-along right described in
this clause (vi) by delivery to the Seller, within 15 days of the date the Company delivered or caused to be delivered the Escrow Notice, of (i) a written notice specifying the number of Securities it proposes to sell, and (ii) the certificates representing such Securities, with transfer powers duly endorsed in blank.

                          Promptly after the expiration of the 15th day after
the Company has delivered or caused to be delivered the Escrow Notice, (A) the Seller shall purchase that number of Securities as Seller would have been required to include in the sale had Seller complied with the provisions of
Section 4.5(a)(ii), (B) the Company shall cause to be released from the escrow to the Holder from whom Seller purchases Securities pursuant to clause (A) of this paragraph the applicable amount of consideration due to such Holder together with any interest thereon, and (C) all remaining funds and other consideration held in escrow shall be released to Seller.

                  4.6 Preemptive Rights.

                      (a) If the Company proposes to issue and sell any of its shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable into shares of Common Stock to Citicorp Venture Capital Ltd., Sterling or any of their respective Affiliates, the Company will first offer to each of the other Investors a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of (i) the percentage each such Investor and such Investor's Permitted Transferees (except a Permitted Transferee by virtue of
Section 3.4(b)(iv)) holds of all shares of Common Stock then held by the Restricted Investors and (ii) the number of shares represented by the securities proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same terms and conditions as the securities that are being offered to Citicorp Venture Capital Ltd., Sterling and their respective Affiliates in such transaction or series of transactions; provided, however, that if the aggregate amount of such securities to be sold in any such transaction or series of transactions represents more than 10% of the outstanding Common Stock after giving effect to such transaction or series of transactions and the securities being sold in such transaction or series of transactions are not being sold pursuant to a firm commitment underwritten public offering, then the Company shall obtain an opinion from an investment banking firm of national reputation stating that the consideration received by the Company is fair from a financial point of view.

                      (b) Notwithstanding the foregoing, the provisions of this
Section 4.6 shall not be applicable to the issuance of shares of Common Stock
(i) upon the conversion of shares of one class of Common Stock into shares of another class, (ii) as a dividend on all the outstanding shares of Common Stock,
(iii) in any transaction in respect of a Security that is available to all holders of such Security on a pro rata basis, (iv) in connection with grants of stock or options to employees or directors of the Company or (v) in an offering or sale of securities pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                      (c) The Company will deliver or cause to be delivered to the Investors a written notice setting forth the terms and conditions (including the consideration per share) upon which the Investors may purchase such shares or other securities (the "Preemptive Notice"). After receiving a Preemptive Notice, an Investor must deliver or cause to be delivered to the Company a written notice (the "Preemptive Reply"), within 45 days of the date of such Preemptive Notice that such Investor agrees to purchase the shares or other securities offered pursuant to this Section 4.6 on the date of sale to Citicorp Venture Capital Ltd., Sterling and their respective Affiliates. If any Investor fails to make a

Preemptive Reply in accordance with this Section 4.6, shares or other securities offered to such Investor in accordance with this Section 4.6 may thereafter, for a period not exceeding six months following the expiration of such 45-day period, be issued, sold or subjected to rights or options to Citicorp Venture Capital Ltd., Sterling and their respective Affiliates at a price not less than that at which they were offered to the Investors and on such other terms and conditions no more favorable than those offered to the Investors. Any such shares or other securities not so issued, sold or subjected to rights or options to Citicorp Venture Capital Ltd., Sterling and their respective Affiliates during such six-month period will thereafter again be subject to the preemptive rights provided for in this Section 4.6.

                  4.7 Affiliate Transactions. So long as NSC holds any of the Common Stock, without the prior written consent of NSC, the Company will not, directly or indirectly, nor will it permit any of its subsidiaries, directly or indirectly, to engage in any transaction or series of transactions (other than pursuant to the Operating Agreements (as defined in the Recap Agreement)) with any Person who prior to such transaction or series of transactions is a holder of 15% or more of the Common Stock or an Affiliate of any such holder (other than the Company and its subsidiaries) except (i) on terms and conditions that are no less favorable to the Company or its subsidiaries, as the case may be, than the terms and conditions which the Company or such subsidiary, as the case may be, could obtain in a transaction with an unaffiliated Person on an arm's length basis, and (ii) if such transaction involves an amount in excess of $1.0 million, such transaction has been approved by a majority of the disinterested members of the board of directors of the Company. The restrictions contained in this Section 4.7 shall not prohibit: (i) the payment of any dividends, principal, interest or other amounts in respect of any of the Securities in accordance with their terms; (ii) the prepayment or redemption of any of the Securities in accordance with their terms; (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors; (iv) fees, compensation, expense reimbursements or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any direct or indirect subsidiary of the Company in the ordinary course of business and (v) any transaction in respect of a Security that is available to all holders of such Security on a pro rata basis.

                      4.8 Subsequent Management Investors. (a) In the event that the Company issues and sells shares of Class A Stock and Preferred Stock to any member of management of the Business (hereinafter referred to as a "Subsequent Management Investor"), the Company shall have the right and option at any time and from time to time to repurchase from Sterling such number of shares of Class A Stock and Preferred Stock, as the Company shall designate to be sold to such Subsequent Management Investor at a purchase price equal to the price paid by Management Investors for such Class A Stock and Preferred Stock at the time of issuance of such Class A Stock and Preferred Stock (but in no event at a price less than $.50 per share of Class A Common Stock, and $1,000 per share of Preferred Stock plus accrued and unpaid dividends thereon through the date of repurchase) multiplied by the number of shares of Class A Stock and Preferred Stock, respectively, repurchased from Sterling. The number of shares of Securities to be repurchased pursuant to this Section 4.8 shall not exceed 108,880 shares of Common Stock and 224 shares of Preferred Stock, and any repurchase of such Securities shall be made pro rata between Class A Stock and Preferred Stock in proportion to the aggregate number of shares of Class A Stock and Preferred Stock subject to the repurchase right contained in this Section
4.8. Subsequent Management Investors shall be required to purchase Securities in the same proportion of Class A Stock to Preferred Stock and to agree to be bound by this Agreement as Management Investors including but not limited to the provisions of Article VI hereof with respect to 10/17 of such shares of Class A Stock.

                      (b) Such repurchase shall be exercised by written notice to Sterling signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of shares of Class A Stock and Preferred Stock desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, Sterling shall deliver the certificates evidencing the number of shares of Class A Stock and Preferred Stock to be repurchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the shares of Class A Stock and Preferred Stock to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to Sterling the full amount of the repurchase price for such shares of Class A Stock and Preferred Stock in cash by certified or bank cashier's check.

                                    ARTICLE V

                                CORPORATE ACTIONS

                      5.1 Certificate of Incorporation and Bylaws. Each Investor has reviewed the Certificates of Incorporation and Bylaws of each of the Company and Fairchild in the forms attached hereto as Exhibits A-1, A-2, A-3 and A-4, respectively, and hereby approves and ratifies the same in substantially the form attached.

                      5.2 Directors and Voting Agreements. (a) Each Restricted Investor agrees that it shall take, at any time and from time to time, all action necessary (including voting the Class A Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of seven Persons as follows: Kirk Pond (so long as he continues to own Securities); Joseph Martin (so long as he continues to own Securities); the President of the Company if either of Kirk Pond or Joseph Martin is no longer serving on the Board of Directors, if NSC so chooses, so long as NSC continues to own Securities, one individual designated by NSC provided that such person shall initially be either Brian L. Halla or Donald Macloed (until the earlier of the second anniversary of the Closing Date or the date upon which such person ceases to be an executive officer of NSC) and thereafter shall be an executive officer of NSC reasonably acceptable to the remaining directors; two individuals designated by Sterling; and the remaining directors such independent directors, as shall be designated by Sterling (to the extent permitted by applicable law as determined by Sterling in its sole discretion), subject to the right of the Chief Executive Officer of the Company to veto the election of any such independent director, provided, that in the event that Sterling concludes that it is unable to designate, or elects not to designate for any reason, one or more of such independent directors or the election of any such independent director is not approved by the holders of a majority of the outstanding shares of Class A Common Stock, such directorship(s) shall not be filled by the remaining members of the Company's Board of Directors but shall remain vacant until the election of a director designated by Sterling to fill such vacancy in accordance with this Section 5.2.

                      (b) Each Investor agrees to take all necessary action to cause the board of directors of the Company to be as set forth in
Section 5.2(a) (including, without limitation, voting or causing to be voted or acting by written consent with respect to, all shares of Common Stock entitled to be voted thereon now or hereafter owned or held by such Investor in favor of such Persons) and to act itself (if a member of the board of directors) or cause its nominee (if any) on the board of directors to vote or act by written consent to cause the board of directors of the Company to be as set forth in Section 5.2(a).

                      5.3 Right to Remove Certain of the Company's Directors. Each of Sterling and NSC, as the case may be, may request that any director designated by it be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall promptly consent in writing or vote or cause to be voted all shares of common stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such Person as a director. In the event any Person ceases to be a director, such Person shall also cease to be a member of any committee of the Board of Directors of the Company.

                      5.4    Right to Fill Certain Vacancies in Company's
Board. In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by Sterling or NSC, as the case may be, or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by Sterling or NSC, as the case may be, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of common stock entitled to vote thereon now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by Sterling or NSC, as the case may be.

                      5.5    Directors of Fairchild and Voting Agreements.
The Company shall take, and each of the Investors agrees that it shall cause the Company to take, at any time and from time to time, all action necessary (including voting all shares of common stock of Fairchild owned by the Company, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of Fairchild is identical to the Board of Directors of the Company.

                      5.6    Amendment of Certificate and Bylaws.  Each
Investor agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's Certificate of Incorporation or Bylaws inconsistent with this Agreement or which treats any Investor differently from any other Investor with respect to such Investor's rights in or ownership of the Securities.

                      5.7 Termination of Voting Agreements. The voting agreements in Sections 5.2, 5.3, 5.4, 5.5 and 5.6 shall terminate on the earlier of (i) the date the Company consummates a Public Offering (as defined in Section 6.1(d)) (if requested by the underwriter with respect to such offering) and (ii) the date when Sterling and its Permitted Transferees and their respective Affiliates no longer own at least 15% of the issued and outstanding Common Stock.

                      5.8 Officers. Each Investor approves the election of the following officers of the Company, together with such other officers as may be elected or appointed by the Company or its Board of Directors:

         Name                                 Position
         ----                                 --------

         Kirk P. Pond                        Chairman, President and Chief
                                             Executive Officer

         Joseph R. Martin                    Executive Vice President and Chief
                                             Financial Officer

         Jerry M. Baker                      Executive Vice President and
                                             General Manager, Memory and
                                             Discrete Products Group

         W. Wayne Carlson                    Executive Vice President and
                                             General Manager, Logic Products
                                             Group

         Darrell Mayeux                      Senior Vice President, Worldwide
                                             Sales and Marketing

         David Henry                         Corporate Controller

         Daniel E. Boxer                     Executive Vice President, General
                                             Counsel, Chief Administrative
                                             Officer and Secretary

         Matthew W. Towse                    Treasurer


                                   ARTICLE VI

                     ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                INCENTIVE SECURITIES HELD BY MANAGEMENT INVESTORS


                      6.1 Certain Definitions. The terms defined below shall have the following meanings when used in this Article VI:

                             (a)    "Company" means the Company and all other
entities in which the Company from time to time owns, directly or indirectly, fifty percent (50%) or more of the stock or other securities representing ownership therein.

                             (b)    "Cause", when used in connection with the
termination of a Management Investor's employment with the Company, means the Management Investor's (i) act or acts of dishonesty or criminality that, in the good faith judgment of the Board of Directors, has had or could have an adverse effect on the Company; (ii) the commission by the Management Investor of any act of fraud, embezzlement or misappropriation; (iii) the material breach by the Management Investor of any provision of a written employment agreement between the Management Investor and the Company which is not cured within any applicable grace period; (iv) failure by the Management Investor to take or refrain from taking any material action, which is within the capacity of the Management Investor, as specified in written directions of the board of directors or the Chief Executive Officer of the Company; or (v) failure to perform such Management Investor's duties as an employee as reasonably determined by the Board of Directors of the Company, with the approval of the Chief Executive Officer of the Company, acting in good faith after reasonable notice to such employee by the Board of

Directors of the Company and, if so recommended by the Board of Directors, after such employee has not cured such failure after 30 days opportunity to do so.

                             (c)    "Incentive Securities" means the shares of
Common Stock for each Management Investor designated as Incentive Securities on
Schedule I, and all other securities of the Company (or a successor to the Company) received on account of ownership of the Incentive Securities, including any and all incentive securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

                             (d)    "Public Offering" means a successfully
completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement (as defined in Section 6.3(a)(iii))) in respect of the offer and sale of shares of Common Stock resulting in the sale by the Company and any stockholder selling shares of Common Stock in such offering of not less than 10% of the then outstanding shares of Common Stock (after giving effect to such sale).

                      6.2 Restrictions on Transfer. In addition to the restrictions imposed by Section 3.4 (including Section 3.4(c)), and notwithstanding anything to the contrary contained herein, but subject to
Section 6.7 hereof, no Management Investor shall effect a Transfer of any Incentive Securities prior to the fifth anniversary of the Closing Date other than (i) pursuant to Section 4.4 in connection with an Approved Sale, (ii) pursuant to Section 4.5 in connection with the exercise of "Tag-Along Rights",
(iii) pursuant to Section 6.3 in connection with the Purchase Option (as hereinafter defined), (iv) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of the Company's Board of Directors), (v) to a Permitted Transferee of the Management Investor in question or (vi) in connection with a Public Offering in which such Management Investor is permitted to participate. In exercising the consent and approval provided for in clause (iv), the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company or Fairchild and that the transferee purchase the Management Investor's Incentive Securities as a "Management Investor" subject to the restrictions of this Article VI. In the event any Transfer is authorized pursuant to clause (iv) to an employee of the Company as a "Management Investor," such employee shall execute an agreement, in form and substance satisfactory to the Company, pursuant to which such employee shall agree to be bound by the terms and conditions of this Agreement, and such other provisions as the Company may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company. Notwithstanding the foregoing provisions, each Management Investor agrees that he will not effect a Transfer of any Incentive Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable securities laws.

                     For the purposes of this Agreement, the
"Permitted Transferees" of a Management Investor shall be as set forth in
Section 3.4(b)(i), (ii), or (vii); provided, that, as a condition to a Transfer to any Permitted Transferee such Permitted Transferee shall agree, in writing and in form and substance reasonably satisfactory to the Company, to become bound, and thereby shall become bound, by all the terms of this Agreement applicable to the Management Investor transferring such Incentive Securities. The Termination Date (as hereinafter defined) for a Permitted Transferee shall be the Termination Date with respect to the Management Investor who first acquired the Incentive Securities held by such Permitted Transferee pursuant to this Agreement.

                      6.3    Purchase Option.

                             (a)  General Terms.  Subject to Section 3.4(c),
in the event that on or prior to the fifth anniversary of the Closing Date, any individual Management Investor shall cease to be employed by the Company or Fairchild for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 65 or more under the Company's or Fairchild's normal retirement policies, resignation or termination by the Company or Fairchild, as the case may be, with or without Cause), other than by reason of a leave of absence approved by the Company or Fairchild, as the case may be, such Management Investor (or his heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination (except in the case of termination by the Company with or without Cause), and the Company, or one or more designee(s) selected by a majority of the members of the Board of Directors, shall have the right and option at any time within 90 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of the Company's receipt of the aforesaid notice, to purchase from such Management Investor, or his heirs, executors, administrators, transferees, successors or assigns, as the case may be, any or all of the Incentive Securities then owned by such Management Investor (and his Permitted Transferees), including any Incentive Securities distributable (on account of such cessation of employment) to such individual Management Investor from a Trust Management Investor, at a purchase price equal to the Option Purchase Price (as hereinafter defined). The Company or its designee(s) shall give notice to the terminated Management Investor (or his heirs, executors, administrators, transferees, successors or assigns) of its intention to purchase Incentive Securities at any time not later than 90 days after the Termination Date. (The right of the Company and its designee(s) set forth in this Section 6.3 to purchase a terminated Management Investor's Incentive Securities is hereinafter referred to as the "Purchase Option"). As a condition to purchasing a Management Investor's Incentive Securities pursuant to this Section 6.3, any designee(s) selected by the Board of Directors must agree in writing to assume the Company's obligations under Section 6.3(a)(iii). A designee's satisfaction of such obligation will relieve the Company of its obligations under Section 6.3(a)(iii) with regard to the particular terminated Management Investor and such Management Investor shall thereafter have no recourse against the Company under Section 6.3(a)(iii).

                                    (i)  Exercise of Purchase Option.  The
Purchase Option shall be exercised by written notice to the terminated Management Investor (or his heirs, executors, administrators, transferees, successors or assigns) signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of Incentive Securities desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of Incentive Securities to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the Incentive Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Incentive Securities in cash by certified or bank cashier's check.

                                    (ii)  Option Purchase Price.  If the
Management Investor shall be terminated by the Company without Cause or shall cease to be employed by the Company or Fairchild by reason of death, normal retirement at age 65 or more under the Company's or Fairchild's normal retirement policies, or temporary or permanent disability, the "Option Purchase Price" for the Incentive Securities to be purchased from such Management Investor pursuant to the Purchase Option (such number of Incentive Securities being the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management
Investor:

                                                Option
If the Termination Date Occurs:                 Purchase Price
-------------------------------                 --------------

On or prior to the first                        Adjusted Cost Price
anniversary of the Closing                      multiplied by
Date                                            80% of the Purchase
                                                Number, plus Fair Market
                                                Value Price multiplied by 20% of
                                                the Purchase Number

After the first anniversary of the Closing Date, and on or prior to the second anniversary of the Closing Date

Adjusted Cost Price multiplied by 60% of the Purchase Number, plus Fair Market Value Price multiplied by 40% of the Purchase Number


After the second anniversary of the Closing Date, and on or prior to the third anniversary of the Closing Date

Adjusted Cost Price multiplied by 40% of the Purchase Number, plus Fair Market Value Price multiplied by 60% of the Purchase Number

After the third anniversary of the Closing Date, and on or prior to the fourth anniversary of the Closing Date

Adjusted Cost Price multiplied by 20% of the Purchase Number, plus Fair Market Value Price multiplied by 80% of the Purchase Number

After the fourth anniversary of the Closing Date and on or prior to the fifth anniversary of the Closing Date

Fair Market Value Price multiplied by the Purchase Number

                      Notwithstanding anything to the contrary contained herein, if the Management Investor shall cease to be employed by the Company or Fairchild for any reason other than those set forth in the first sentence of this Section 6.3(a)(ii) (including, but not limited to, any voluntary termination of employment by the Management Investor or any termination for Cause), the Option Purchase Price for all Incentive Securities to be purchased from the Management Investor (and his Permitted Transferees) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number.

                      As used herein:

                      (A) "Adjusted Cost Price" for each share of Incentive Securities (including any accrued dividends thereon) means the original purchase price per share for such Securities as set forth in Article I (including any Incentive Securities which have been converted into other shares of capital stock of the Company, and adjusted for any stock dividend payable upon, or subdivision or combination of, the Securities) plus interest at a rate of 6% per annum calculated from the date of purchase to the date of the closing of the exercise of the Purchase Option;

                      (B) "Fair Market Value Price" means for each share of Common Stock, (i) the difference between (x) the sum of (A) 3.8 times EBITDA and
(B) the exercise price of any securities exercisable for shares of Common Stock and (y) the sum of (A) the amount of all outstanding Indebtedness of the Company and its subsidiaries and (B) the amount that would be required to be paid in redemption of any outstanding preferred stock of the Company, all as reflected in the Company's consolidated financial statements as of the end of the fiscal quarter immediately preceding the Termination Date (as hereinafter defined), divided by (ii) the number of shares of Common Stock outstanding (adjusted to reflect the pro forma exercise in full of any dilutive securities, regardless of whether such securities are exercisable at the time or would otherwise satisfy any requirements under generally accepted accounting principles as they relate to the determination of "dilutive securities"); provided, however, that in no event shall the Fair Market Value Price be less than the Adjusted Cost Price; and

                      (C) "EBITDA" and "Indebtedness" shall have the respective meanings set forth in the Indenture dated March 11, 1997 by and among the Company, Fairchild and United States Trust Company of New York, as in effect on the date hereof.

                               (iii) Adjustments to Option Purchase Price. If
the Company or its designee exercises the Purchase Option with respect to any or all of the Incentive Securities of any Management Investor whose employment with the Company was terminated by the Company without Cause (the "Called Shares"), and if within twelve months after the closing pursuant to such exercise of the Purchase Option by the Company or its designee:

                      (A) the Company is merged into, consolidated with or otherwise combined with or acquired by another Person, or there is a liquidation of the Company, or there is a Public Offering (a "Subsequent Offering") of the Company's Common Stock pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement), and

                      (B) the per share consideration received by the stockholders of the Company in such transaction, or the per share net proceeds received for the Company's Common Stock in the Subsequent Offering, as the case may be (in each case after being adjusted downward to reflect what the per share consideration or per share net offering proceeds, as the case may be, would have been had the Shares of such terminated Management Investor purchased by the Company or its designee pursuant to the Purchase Option been outstanding on the date of the closing of such transaction or Subsequent Offering) exceeds the Fair Market Value Price used in calculating the Option Purchase Price with respect to shares of Common Stock pursuant to the exercise of the Purchase Option, then such Management Investor shall be entitled to receive from the Company or its designee an amount per Called Share equal to such excess multiplied by the applicable Adjusted Fair Value Price Percentage (as hereinafter defined) within 30 days after the closing of any such transaction or Subsequent Offering. "Adjusted Fair Value Price Percentage" means (i) 20% plus (ii) 20% multiplied by the number of full years elapsed between the Closing Date and the Termination Date for such Management Investor.


As used herein:

                      "Special Registration Statement" means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering; and

                      "Unit Offering" shall mean a Public Offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

                             (b) Company's Right of First Refusal. In the event
that, on or prior to the fifth anniversary of the Closing Date, (i) a Management Investor is no longer employed by the Company; (ii) the Company or its designee has not exercised the Purchase

Option with respect to all of such Management Investor's Incentive Securities; and (iii) the Management Investor thereafter proposes to sell any or all of such Management Investor's Incentive Securities to a third party in a bona fide transaction, the Management Investor may not Transfer such Incentive Securities without first offering to sell such Incentive Securities to the Company pursuant to this Section 6.3(b).

                             The Management Investor shall deliver a written
notice (a "Sale Notice") to the Company describing in reasonable detail the Incentive Securities being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all, of the Incentive Securities being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Company shall notify such Management Investor whether or not it wishes to purchase all of the offered Incentive Securities.

                             If the Company elects to purchase the offered
Incentive Securities, the closing of the purchase and sale of such Incentive Securities shall be held at the place and on the date established by the Company in its notice to the Management Investor in response to the Sale Notice, which in no event shall be less than 10 or more than 60 days from the date of such notice. In the event that the Company does not elect to purchase all the offered Incentive Securities, the Management Investor may, subject to the other provisions of this Agreement, Transfer the offered Incentive Securities to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company could have elected to purchase the offered Incentive Securities. Any such Incentive Securities not transferred within such 180-day period will be subject to the provisions of this Section 6.3(b) upon subsequent Transfer.

                      6.4 Involuntary Transfers. In the event that the Incentive Securities owned by any Management Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the "Transfer Date") prior to the fifth anniversary of the Closing Date by reason of

(i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or
(ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Incentive Securities are proposed to be transferred, and the number of Incentive Securities to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all of such Incentive Securities which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 6.4 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Incentive Securities, the price to be paid by the Company shall be the Option Purchase Price that would have been applicable hereunder had the Management Investor incurred a Termination Date as of the date of such proposed Transfer for the Incentive Securities. The closing of the purchase and sale of Incentive Securities shall be held at the place and the date to be established by the Company, which in no event shall be less than 10 or more than 60 days from the date on which the Company gives notice of its election to purchase the Incentive Securities. At such closing, the Management Investor shall deliver the certificates evidencing the number of Incentive Securities to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to the Management Investor the full amount of the purchase price for such Incentive Securities in cash by certified or bank cashier's check.

                      6.5 Purchaser Representative. If the Company or any Investor enters into any negotiation or transaction for which Rule

506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

                      6.6 Section 83(b) Elections. Each individual Management Investor shall make the election to include in his income, in the year he purchases the Incentive Securities, the excess, if any, of the fair market value of the Incentive Securities at that time over the purchase price per share, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder.

                      6.7 Termination of Restrictions on Incentive Securities. The restrictions contained in Sections 6.1 through 6.4 shall terminate at such time as the Company has consummated a Public Offering.


                                   ARTICLE VII

                               REGISTRATION RIGHTS

                      The Investors shall have registration rights with respect to the Shares as set forth in the Registration Rights Agreement attached hereto as Exhibit B. Each of the Investors agrees not to effect any public sale or distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                  ARTICLE VIII

                                   DEFINITIONS

                      As used in this Agreement, the following terms shall have the following meanings:

Term                                                                                                      As Defined in Section
----                                                                                                      ---------------------
Adjusted Cost Price ...............................................................................               6.3(a)(ii)(A)
Adjusted Fair Value Price Percentage ..............................................................                 6.3(a)(iii)
Affiliate .........................................................................................                      3.4(d)
Agreement .........................................................................................                     Recital
Approved Sale .....................................................................................                      4.4(a)
Called Shares .....................................................................................                 6.3(a)(iii)
Cause .............................................................................................                      6.1(b)
Class A Common Stock ..............................................................................                     Recital
Class B Common Stock ..............................................................................                     Recital
Closing Date ......................................................................................                         1.3
Closing ...........................................................................................                         1.3
Common Stock ......................................................................................                     Recital
Company ...........................................................................................          Recital and 6.1(a)
Escrow Amount .....................................................................................                  4.5(a)(vi)
Escrow Notice .....................................................................................                  4.5(a)(vi)
EBITDA.............................................................................................               6.3(a)(ii)(C)
Fairchild .........................................................................................                     Recital
Fair Market Value Price ...........................................................................               6.3(a)(ii)(B)
Holders ...........................................................................................                   4.5(a)(i)
Incentive Securities...............................................................................                      6.1(c)
Investors .........................................................................................                     Recital
Management Investors ..............................................................................                     Recital
Management Securities .............................................................................                         1.1
NSC................................................................................................                     Recital
Observers .........................................................................................                         4.1
Option Purchase Price .............................................................................                  6.3(a)(ii)
Permitted Transferee ..............................................................................              3.4(b) and 6.2
Preemptive Notice..................................................................................                      4.6(c)
Preemptive Reply...................................................................................                      4.6(c)
Preferred Stock....................................................................................                     Recital
Public Offering ...................................................................................                      6.1(d)
Purchase Option ...................................................................................                   6.3(a)(i)
Purchase Number ...................................................................................                  6.3(a)(ii)
Recap Agreement ...................................................................................                     Recital
Recap Closing......................................................................................                         1.1

Regulatory Problem ................................................................................                         4.3
Restricted Investor................................................................................                      3.4(a)
Sale Notice .......................................................................................                      6.3(b)
Securities Act ....................................................................................                      3.2(a)
Securities ........................................................................................                     Recital
Seller ............................................................................................                   4.5(a)(i)
Seller's Notice ...................................................................................                  4.5(a)(ii)
Shares ............................................................................................                     Recital
Special Registration Statement ....................................................................                 6.3(a)(iii)
Sterling...........................................................................................                     Recital
Subsequent Offering ...............................................................................              6.3(a)(iii)(A)
Tag-Along Notice ..................................................................................                  4.5(a)(ii)
Termination Date ..................................................................................                      6.3(a)
Transfer Date .....................................................................................                         6.4
Transfer ..........................................................................................                      3.4(a)
Unit Offering .....................................................................................                 6.3(a)(iii)

                  "Person" means and includes any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company, (ii) Sterling (so long as Sterling and its Permitted Transferees own in the aggregate at least 25% of the outstanding Common Stock on a fully diluted basis) and (iii) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by Sterling and its Affiliates) held by the Investors; provided, however that (x) the provisions of this Agreement which affect NSC's rights or obligations hereunder cannot be amended, modified or waived, unless NSC also executes such amendment, modification or waiver and
(y) without the approval of the holders of a majority of the outstanding Common Stock then held by Management Investors, (A) the provisions of this Agreement cannot be amended to treat Management Investors differently than the other Investors and (B) the provisions of Sections 4.5, 4.6, 4.7, 5.2 and 9.1 and
Article VI of
this Agreement may not be amended or modified to the detriment of Management Investors. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. If any amendment is made to this Agreement without the consent of NSC, the Company shall promptly notify NSC of such amendment.

                  9.2 Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

                  9.3 Successors and Assigns; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto. This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.

                  9.4 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

                  9.5 Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                           If to the Company to:

                           FSC Semiconductor Corporation
                           333 Western Avenue
                           Portland, ME 04106
                           Attention:  General Counsel

                           with required copies to:

                           Citicorp Venture Capital Ltd.
                           399 Park Avenue
                           Sixth Floor
                           New York, New York  10043
                           Attention: Richard M. Cashin,
                                      James A. Urry and
                                      Paul V. ("Chip") Schorr
                           Telecopy: (212) 888-2940

                           and

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA  19103
                           Attention: G. Daniel O'Donnell
                           Telecopy: (215) 994-2222

                           If to Sterling, to:

                           Citicorp Venture Capital Ltd.
                           399 Park Avenue
                           Fourteenth Floor
                           New York, New York  10043
                           Attention: Richard M. Cashin,
                                      James A. Urry and
                                      Paul V. ("Chip") Schorr
                            Telecopy: (212) 888-2940
                           with a required copy to:

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA  19103
                           Attention: G. Daniel O'Donnell
                           Telecopy: (215) 994-2222

                           If to NSC to:

                           National Semiconductor Corporation
                           2900 Semiconductor Drive
                           Santa Clara, CA 95052
                           Attention: General Counsel
                           Telecopy: (408) 733-0293

                           with a required copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attention: Barry A. Bryer
                           Telecopy: (212) 403-2000

                           If to the Management Investors or any of them, to
their addresses as listed in the books of the Company.

                      All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

                  9.7 Headings. The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  9.8 Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                  9.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                  9.10 Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate on the tenth anniversary of the Closing Date.

                  9.11 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  9.12 Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

                  9.13 No Effect on Employment. Nothing herein contained shall confer on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

                  9.14 Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

                  IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.

                                             FSC SEMICONDUCTOR CORPORATION


                                             By:________________________________

                                             Its:_______________________________


                                             STERLING HOLDING COMPANY, LLC


                                             By:________________________________

                                             Its:_______________________________


                                             NATIONAL SEMICONDUCTOR CORPORATION


                                             By:________________________________

                                             Its:_______________________________


                                             TRUST MANAGEMENT INVESTOR


                                             By:________________________________

                                             Its: Trustee


                                             MANAGEMENT INVESTORS:

                                             ___________________________________